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                                                                    EXHIBIT 99.5

LOAN NO. 950113436

                          ASSUMPTION OF LOAN DOCUMENTS
                           AND ENVIRONMENTAL INDEMNITY


         THIS ASSUMPTION OF LOAN DOCUMENTS AND ENVIRONMENTAL INDEMNITY (the "AGREEMENT") is made as of ____________ ___, 2001, by and between WINSHIP PROPERTIES, a California real estate investment trust ("ASSUMING PARTY"), successor by merger to THE PEREGRINE REAL ESTATE TRUST ("PEREGRINE"), and FREMONT INVESTMENT & LOAN, a California industrial loan association ("LENDER"), with respect to the following Recitals:

                                R E C I T A L S :

         A. Pursuant to that certain Loan and Security Agreement dated February 15, 1999 between Lender and Peregrine (the "LOAN AGREEMENT"), Lender previously made a loan to Peregrine in the original principal amount of Forty-Four Million Dollars ($44,000,000) (the "LOAN"). The Loan is evidenced by that certain Secured Promissory Note dated February 15, 1999, in the original principal amount of the Loan, executed by Peregrine, as maker, in favor of Lender, as holder (the "NOTE"). All initially-capitalized terms not otherwise defined herein shall have the meanings given such terms in the Loan Agreement.

         B. The repayment of the Note and Peregrine's performance of its obligations under the Note are secured, INTER ALIA, by the Deed of Trust and the Assignment of Rents.

         C. Assuming Party is the successor by merger to Peregrine. The parties are entering into this Agreement in accordance with the provisions of SECTION
2.7 of the Loan Agreement.

         NOW THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.       ASSUMPTION.

                  Assuming Party hereby accepts and assumes the obligations and duties of Peregrine in, to and under the Loan Documents and the Environmental Indemnity, whether occurring before or after the date of this Agreement. Additionally, Assuming Party acknowledges and agrees that it holds fee simple title to each of the Projects, together with all rights and interests appurtenant thereto, subject to the provisions of this Agreement and the charge and lien of the Deed of Trust and the other Loan Documents, as applicable, and otherwise subject to the terms and conditions of the Loan Documents, and that it shall be bound by all of the terms, conditions and covenants contained therein and herein.


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         2.       LENDER CONSENT.

                  In consideration of the foregoing assumption by Assuming Party and upon the terms and conditions contained herein, Lender hereby consents to assumption of the Loan by Assuming Party. It is agreed that such consent is made solely for the benefit of Assuming Party and shall not be deemed, nor shall the same constitute, a waiver by Lender of any rights under the Loan Documents in the event of any transfer by Assuming Party of any or all of the Projects. Lender acknowledges and agrees that the modifications of Peregrine's Formation Documents and the adoption and modification of Assuming Party's Formation Documents evidenced by the Merger Documents (as hereinafter defined) delivered to Lender prior to the date hereof shall not constitute a breach of the representations and warranties set forth in SECTION 6.1 and the covenant set forth in SECTION 7.9 relating thereto of the Loan Agreement.

                  Without limiting any of the conditions set forth in the Loan Documents relating to the disbursement of Loan proceeds (all of which must be satisfied prior to any disbursement of Loan proceeds), Lender agrees that, so long as the Effective Date (as hereinafter defined) occurs on or before the Termination Date (as hereinafter defined), the provisions of SECTION 2.6 of the Loan Agreement shall not be applicable to One Million Seven Hundred Thirty Thousand Dollars ($1,730,000) of Loan proceeds, which proceeds shall be used by Assuming Party to pay
         (a) the cash consideration to be paid to minority shareholders of Peregrine in the amount of One Million Three Hundred Thirty Thousand Six Hundred Twenty-Seven Dollars ($l,330,627), and (b) such expenses in connection with the transactions contemplated by the Merger Documents as are reasonably approved by Lender. Except as expressly provided herein, the provisions of SECTION 2.6 of the Loan Agreement shall remain unmodified and in full force and effect.

         3.       MODIFICATION OF LOAN DOCUMENTS.

                  Each of the Loan Documents and the Environmental Indemnity are hereby modified to (i) reflect the assumption set forth in this Agreement, (ii) provide that all of the obligations under the Loan Documents and the Environmental Indemnity are the obligations of Assuming Party as if Assuming Party is named therein, (iii) reflect that the Assumption Documents (as hereinafter defined) constitute Loan Documents, and (iv) provide that any reference made in any of the Loan Documents or the Environmental Indemnity to any of the Loan Documents or the Environmental Indemnity shall mean such Loan Documents or the Environmental Indemnity as amended pursuant to this Agreement.

         4.       REPRESENTATIONS AND WARRANTIES.

                  (a) Assuming Party hereby represents and warrants to Lender that:

                      (i) It has full power and authority to execute, deliver
                  and perform its obligations under this Agreement and all other documents and instruments (including, without limitation, the documents and instruments set forth in SECTION 6) delivered to Lender in connection herewith (collectively, with this Agreement, the "ASSUMPTION DOCUMENTS")), and this Agreement and the other Assumption


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                  Documents are binding upon, and enforceable against Assuming
                  Party in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.

                      (ii) There is no Event of Default or Potential Default
                  under any of the Loan Documents (as "EVENT OF DEFAULT" and "POTENTIAL DEFAULT" are defined therein).

                      (iii) Except as provided in SECTION 2 with respect to the
                  modification of Peregrine's Formation Documents and the adoption and modification of Assuming Party's Formation Documents, the representations and warranties in the Loan Documents are as of the date hereof, and on the Effective Date will be true, correct and complete in all material respects.

                      (iv) There are no offsets or defenses against the payment
                  of the Note or any other amounts payable under the Loan Documents.

                      (v) Assuming Party is a real estate investment trust duly
                  formed, validly existing and in good standing under the Laws of the State of California. Assuming Party has the full power and authority to own and operate its properties, to carry on its business as now conducted, to assume the obligations under each Loan Document and the Environmental Indemnity, and to carry out the transactions contemplated hereby and thereby. Assuming Party does not do business under any trade name or fictitious business name. Assuming Party has delivered to Lender true, correct and complete copies of its Formation Documents and such Formation Documents have not been amended or modified except pursuant to agreements delivered to Lender prior to the date hereof.

                      (vi) The execution, delivery and performance of the
                  Assumption Documents, and the assumption and performance by Assuming Party of the Loan Documents and the Environmental Indemnity and the issuance, delivery and payment of the Note have been duly authorized by all necessary action of Assuming Party.

                      (vii) The execution, delivery and performance by Assuming
                  Party of each of the Assumption Documents and the assumption and performance by Assuming Party of each applicable Loan Document and the Environmental Indemnity do not and will not
                  (i) violate any Law applicable to Assuming Party, the Formation Documents of Assuming Party, or any order, judgment or decree of any court or other Governmental Agency binding on Assuming Party; (ii) conflict with, result in a breach of or constitute (with the giving of notice or the passage of time or both) a default under any Contractual Obligation of Assuming Party; (iii) result in or require the creation or imposition of any Lien of any nature on Assuming Party's properties or assets other than the Liens in favor of Lender under the Loan Documents; or (iv) require any approval or consent of any Person under any Contractual Obligation of Assuming Party other than consents obtained


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                  prior to the date hereof, all of which are in full force and effect as of the date hereof.

                      (viii) The execution, delivery and performance by Assuming
                  Party of each of the Assumption Documents and the assumption and performance by Assuming Party of each applicable Loan Document and the Environmental Indemnity does not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Agency or other Person other than the filing with the California Secretary of State of the Financing Statement (as hereinafter defined).

                      (ix) The Note, the other Loan Documents and the
                  Environmental Indemnity are the legally valid and binding obligations of Assuming Party, enforceable against Assuming Party in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.

                      (x) There is no action, suit, proceeding or arbitration,
                  before or by any Governmental Agency or other Person, pending or, to Assuming Party's best knowledge, threatened against or affecting Assuming Party, any of the Principals or any properties or rights of Assuming Party or any of the Principals, which might adversely affect Lender's rights or remedies under the Assumption Documents or the Loan Documents or the Environmental Indemnity, the business, assets, operations or financial condition of any such party or its ability to perform its obligations under the Loan Documents or the Environmental Indemnity. As of the date hereof, there are no outstanding judgments against the Related Parties or their property in excess of Two Hundred Fifty Thousand Dollars ($250,000) as to any individual judgment or Five Hundred Thousand Dollars ($500,000) in the aggregate.

                  Upon the Effective Date, all of the representations and warranties made by Peregrine in the Loan Documents and the Environmental Indemnity shall be deemed made by Assuming Party with the same form and effect as if Assuming Party had executed each of the Loan Documents and the Environmental Indemnity. The foregoing representations and warranties and the representations of Assuming Party set forth in this Agreement and the Loan Documents constitute material inducements to Lender and that, but for such representations and warranties, Lender would not have entered into this Agreement. All of such representations and warranties shall survive the execution and delivery of the Assumption Documents, and any and all investigations and inquiries made by Lender, and all shall remain true, correct and complete and shall remain continuing obligations so long as any portion of the Loan or any of the obligations the under Loan Documents remains outstanding or unsatisfied.

         5.       NONFOREIGN ENTITY.

                  Section 1445 of the Internal Revenue Code of 1985, as amended (the "INTERNAL REVENUE CODE") provides that a transferee of a U.S. real property interest must withhold


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         tax if the transferor is a foreign person. To inform Lender that the withholding of tax will not be required in the event of the disposition of any of the Projects pursuant to the terms of the Deed of Trust, Assuming Party hereby certifies, under penalty of perjury, that: (a) Assuming Party is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Infernal Revenue Code and the regulations promulgated thereunder; and
         (b) Assuming Party's employer identification number is ____________ ; and (a) Assuming Party's principal place of business is ____________. It is understood that Lender may disclose the contents of this representation to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment or both. Assuming Party covenants and agrees to execute such further certificates, which shall be signed under penalty of perjury, as Lender shall reasonably require. The covenant set forth herein shall survive the foreclosure of the lien of the Deed of Trust or acceptance of a deed in lieu thereof.

         6.       CLOSING CONDITIONS.

                  As conditions precedent to Lender's execution and delivery of this Agreement and to the effectiveness of the modification of the Loan Documents set forth herein, Assuming Party at its sole cost and expense, shall deliver to the Lender, on or before ____________, 2001 (the "TERMINATION DATE"), the following items, all of which shall be in form and substance satisfactory to Lender:

                  (a) This Agreement duly executed by Assuming Party;

                  (b) A Memorandum of Amendment duly executed and acknowledged by Assuming Party;

                  (c) UCC-1 Financing Statements, duly executed by Assuming Party (collectively, the "FINANCING STATEMENT");

                  (d) Evidence of the consent of the ground lessor for each Ground Leased Project, if any, to the merger of Peregrine into Assuming Party and the assumption of the applicable Ground Lease by Assuming Party;

                  (e) Evidence of the consent of Junior Lender to the merger of Peregrine into Assuming Party and the assumption of the Junior Loan Documents by Assuming Party;

                  (f) Copies of any and all documentation evidencing the merger of Peregrine into Assuming Party and copies of all Assuming Party's Formation Documents (including, without limitation, a current California Certificate of Good Standing and evidence of Assuming Party's authority to consummate the merger) and all amendments to Peregrine's Formation Documents (collectively, the "MERGER DOCUMENTS") and evidence that the merger of Peregrine into Assuming Party has been consummated;

                  (g) An opinion letter from counsel to Assuming Party covering such matters as required by, and in form acceptable to, Lender and its counsel;


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                  (h) At Assuming Party's expense, a modified 111.4 Endorsement or other assurance that the applicable Official Records reflect that Assuming Party owns fee title to the Projects, which endorsements shall be in form and substance reasonably satisfactory to Lender;

                  (i) Reimbursement to Lender of all reasonable costs and fees (including appraisal costs and Lender's attorneys' fees and costs) incurred by Lender in connection with this Agreement and the other Assumption Documents and the assumption of the Loan by Assuming Party; and

                  (j) Such other documents, materials or information as Lender may reasonably require.

         7.       SURVIVAL.

                  The covenants, representations and warranties set forth herein and in the Loan Documents shall survive the transfer of any Project and the assumption of all of Peregrine's right, title, interest, benefits, burdens and obligations in, to and under the Loan Documents and the Environmental Indemnity as provided herein.

         8.       EVENTS OF DEFAULT.

                  In addition to all other matters constituting a default under the terms of the Loan Documents, the breach or default by Assuming Party of any term, covenant, agreement, condition, provision, representation or warranty contained herein, and the expiration of any applicable cure period set forth in the Loan Documents, shall also be deemed a default under the Loan Documents.

         9.       AMENDMENT TO LOAN DOCUMENTS.

                  Notwithstanding anything to the contrary in the Note, Deed of Trust, any other Loan Documents and the Environmental Indemnity, upon the Effective Date, the parties hereto agree that the Note, Deed of Trust, any other Loan Documents and the Environmental Indemnity shall be amended in the manner and to the extent set forth herein. All references in this Agreement to the Loan Documents or the Environmental Indemnity shall, unless the context requires otherwise, mean the Loan Documents or the Environmental Indemnity as amended by this Agreement.

         10.      EFFECT OF LOAN DOCUMENTS.

                  Except as specifically amended pursuant to the terms of this Agreement, the terms and conditions of the Note, Deed of Trust, the other Loan Documents and the Environmental Indemnity shall remain unmodified and in full force and effect; provided, however, that such Loan Documents and the Environmental Indemnity shall now apply to Assuming Party as if Assuming Party was one of the original parties thereto.


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         11.      GOVERNING LAW.

                  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

         12.      COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document, which may be recorded.

         13.      SUBMISSION OF AGREEMENT.

                  The submission of this Agreement or any of the other Assumption Documents to Assuming Party or its agents or attorneys for review or signature does not constitute an agreement by any of the parties to enter into this Agreement, and this Agreement shall have no binding force or effect until it is recorded in the Official Records and all closing conditions are satisfied within the time period set forth herein (the "EFFECTIVE DATE").

         14.      TIME OF ESSENCE.

                  Time is of the essence with respect to each provision of this Agreement.


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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                                       ASSUMING PARTY:

                                       WINSHIP PROPERTIES,
                                       a California real estate investment trust


                                       By:
                                          -------------------------------------

                                          Its:
                                              ---------------------------------


                                       By:
                                          -------------------------------------

                                          Its:
                                              ---------------------------------


                                       LENDER:

                                       FREMONT INVESTMENT & LOAN,
                                       a California industrial loan association


                                       By:
                                          -------------------------------------

                                          Its:
                                              ---------------------------------

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